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                                                                   EXHIBIT 12(A)

                          AMOCO ARGENTINA OIL COMPANY
                            ------------------------

                STATEMENT SETTING FORTH COMPUTATION OF RATIO OF
                           EARNINGS TO FIXED CHARGES
                      (MILLIONS OF DOLLARS, EXCEPT RATIOS)


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                                               THREE MONTHS        YEAR ENDED DECEMBER 31,
                                               ENDED MARCH    ---------------------------------
                                                 31, 1995     1994   1993   1992   1991   1990
                                               ------------   -----  -----  -----  -----  -----
Determination of Income:
  Consolidated earnings before income taxes
   and minority interest.....................     $23.2       $  86  $ 110  $  96  $ 195  $ 151
  Fixed charges expensed by consolidated
   companies.................................       1.7           5   --     --     --     --
  Adjustments for certain companies accounted
   for by the equity method..................     --           --     --     --     --     --
                                                  -----       -----  -----  -----  -----  -----
Adjusted earnings plus fixed charges.........     $24.9       $  91  $ 110  $  96  $ 195  $ 151
                                                  -----       -----  -----  -----  -----  -----
                                                  -----       -----  -----  -----  -----  -----
Determination of Fixed Charges:
  Consolidated interest on indebtedness
   (including interest capitalized)..........     $ 1.7       $   5  $--    $--    $--    $--
  Consolidated rental expense representative
   of an interest factor.....................     --           --     --     --     --     --
  Adjustments for certain companies accounted
   for by the equity method..................     --           --     --     --     --     --
                                                  -----       -----  -----  -----  -----  -----
Total fixed charges..........................     $ 1.7       $   5  $--    $--    $--    $--
                                                  -----       -----  -----  -----  -----  -----
                                                  -----       -----  -----  -----  -----  -----

Ratio of earnings to fixed charges...........      14.6        18.2    N/A    N/A    N/A    N/A
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